Exhibit 99.1

Journey Medical Corporation Reports Full-Year 2023 Financial Results and Recent Corporate Highlights

Company generated total revenues of $79.2 million for the full year ended December 31, 2023, a 7% increase from the $73.7 million reported in 2022

Achieved $15.6 million in operating cost savings in 2023, ahead of initial guidance of $12.0 million

New Drug Application for rosacea treatment candidate DFD-29 accepted for U.S. FDA review; PDUFA goal date of November 4, 2024

Company to hold conference call today at 4:30 p.m. ET to discuss the financial results and provide a business update

Scottsdale, AZ – March 21, 2024 – Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical” or “the Company”), a commercial-stage pharmaceutical company that primarily focuses on the selling and marketing of U.S. Food and Drug Administration (“FDA”)-approved prescription pharmaceutical products for the treatment of dermatological conditions, today announced financial results and recent corporate highlights for the full year ended December 31, 2023.

Claude Maraoui, Journey Medical’s Co-Founder, President and Chief Executive Officer, said, “2023 was a year of growth and development for Journey Medical. Our full-year revenue reflected a record high for the Company, attributed primarily to our efforts to expand the reach of Qbrexza® in additional territories in Asia through a licensing agreement with Maruho Co., Ltd. (“Maruho”), as well as continued sales of our four core dermatology branded products. We also significantly streamlined our cost infrastructure, positioning the Company to realize improved operating leverage from our future sales and anticipated growth. Another key highlight of the year was the progress that we made in advancing DFD-29 (Minocycline Hydrochloride Modified Release Capsules, 40 mg) through late-stage clinical development. Based on the results of our two Phase 3 trials, DFD-29 has the potential to become the only oral, systemic therapy to address inflammatory lesions and erythema (redness) from rosacea, differentiating it as a potential best-in-class solution. Based on the positive results, we submitted a New Drug Application (“NDA”) to the U.S. Food and Drug Administration in January 2024 for the potential approval of DFD-29. The FDA accepted the NDA this month and has set a Prescription Drug User Fee Act (“PDUFA”) goal date of November 4, 2024. Given our portfolio of recognized dermatology brands, our proven sales force and streamlined cost infrastructure, and the potential to launch DFD-29 in early 2025, we believe Journey is well-positioned for growth and to bring significant value to patients, our physician customers, and our shareholders.”

Financial Results:

•	Total revenues were $79.2 million for the full year 2023, representing 7% growth compared to total revenues of $73.7 million for the full year of 2022. The increase is primarily due to the Company’s entry into a license agreement with Maruho resulting in $19.0 million of revenue in 2023. Total net product revenues decreased $11.3 million, or 16%, compared to $71.0 million for 2022, mainly due to lower unit volumes from our legacy products, Targadox®, Ximino® and Exelderm® specifically due to continued generic competition for Targadox and the discontinuation of Ximino during the third quarter of 2023.

•	Cost of goods sold decreased by $4.1 million, or 13%, to $26.7 million for the full year 2023, from $30.8 million for the full year 2022. The decrease is mainly due to lower-than-prior-year product royalties driven by lower sales of products from period-to-period, and a permanent contractual decrease in the Qbrexza royalty percentage from the prior-year period.

•	Selling, general and administrative expenses were $43.9 million for the full year 2023, compared to $59.5 million for 2022. The decrease is mainly due to our expense reduction efforts primarily in sales and marketing and other SG&A areas. During the fourth quarter of 2022, we began the implementation of a cost reduction initiative designed to improve operational efficiencies, optimize expenses and reduce overall costs.

•	Research and development costs were $7.5 million for the full year 2023, compared to $10.9 million for the full year 2022. The decrease is due to lower clinical trial expenses for DFD-29 given the completion of the Phase 3 clinical trial program.

•	Net loss was $(3.9) million, or $(0.21) per share basic and diluted for the full year 2023, compared to net loss of $(29.6) million or $(1.69) per share basic and diluted for the full year 2022. The $25.8 million decrease in net loss from period-to-period was driven by our expense optimization efforts and the Maruho upfront payment.

•	The Company’s non-GAAP results in the table below reflect Adjusted EBITDA of $15.6 million, or $0.85 per share basic and $0.75 per share diluted for the full year 2023. This compares to Adjusted EBITDA of $(7.3 million), or $(0.42) per share basic and diluted for the full year 2022. Adjusted EBITDA, Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted are non-GAAP financial measures, each of which are reconciled to the most directly comparable financial measures calculated in accordance with GAAP below under “Use of Non-GAAP Measures.”

•	At December 31, 2023, Journey Medical’s cash and cash equivalents totaled $27.4 million, compared to $24.8 million on September 30, 2023, and $32.0 million on December 31, 2022, an increase of $2.6 million for the quarter and a decrease of $4.6 million from the prior-year period.

•	In December 2023, Journey Medical entered into a $20.0 million credit facility with SWK Holdings Corporation (“SWK”), a specialized finance company with a focus on the global healthcare sector. The credit facility provides for an initial term loan of $15.0 million that the Company intends to use for general corporate purposes, including to support the potential launch of DFD-29. The Company also has the option to draw an additional tranche of $5.0 million under the credit facility within one year.

FY 2023 and Recent Corporate Highlights:

•	In March 2024, the FDA accepted the NDA for DFD-29 (Minocycline Hydrochloride Modified Release Capsules, 40 mg) and set a PDUFA goal date of November 4, 2024. If approved, DFD-29 will be the lowest-dose oral minocycline on the market and has the potential to be the new treatment paradigm for the millions of patients suffering from rosacea. The Company had submitted the NDA to the FDA seeking approval for DFD-29 for the treatment of inflammatory lesions and erythema of rosacea in adults in January 2024.

•	In October 2023, Journey Medical announced data from a comparative bioavailability (bridging) study of DFD-29 vs. Solodyn® (Minocycline Hydrochloride Extended-Release Tablets, 105 mg), which were presented at the 43rd Annual Fall Clinical Dermatology Conference. The data demonstrated that systemic exposure of DFD-29 was significantly lower than that of Solodyn and that DFD-29 was safe and well tolerated throughout the study.

•	In September 2023, Journey Medical entered into an exclusive license agreement with Maruho. Under the terms of the Agreement, Journey Medical received a $19.0 million non-refundable upfront payment and granted Maruho an exclusive license to develop and commercialize Qbrexza (glycopyrronium tosylate hydrate) for the treatment of hyperhidrosis in South Korea, Taiwan, Hong Kong, Macau, Thailand, Indonesia, Malaysia, Philippines, Singapore, Vietnam, Brunei, Cambodia, Myanmar and Laos (the “Territory”). Maruho is responsible for all development and commercialization costs for the product throughout the Territory.

•	In July 2023, Journey Medical announced positive topline results from the two DFD-29 Phase 3 clinical trials (MVOR-1 & MVOR-2) for the treatment of rosacea. Both randomized controlled trials achieved their co-primary and all secondary endpoints with subjects completing the 16-week treatment with no significant safety issues. DFD-29 demonstrated statistical superiority compared to both Oracea capsules and placebo for Investigator’s Global Assessment (IGA) treatment success and the reduction in the total inflammatory lesion count in both clinical trials. The Company also announced results from the DFD-29 Phase 3 studies on a secondary endpoint related to erythema (redness) assessment. DFD-29 showed significantly superior reduction in Clinicians Erythema Assessment (CEA) compared to placebo in both of the Phase 3 clinical trials.

•	In June 2023, Journey Medical announced positive topline results from the Phase 1 clinical trial assessing the impact of DFD-29 on the microbial flora of healthy adults and also evaluated the safety and tolerability of DFD-29. The study achieved all primary objectives and no significant safety issues were noted during the study. The results indicate that DFD-29 can be safely used for up to 16 weeks with no significant risk of microbiota suppression or development of resistance.

Conference Call and Webcast Information

Journey Medical management will conduct a conference call and audio webcast on March 21, 2024, at 4:30 p.m. ET.

To listen to the conference call, interested parties within the U.S. should dial 1-866-777-2509 (domestic) or 1-412-317-5413 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Journey Medical conference call. Participants can register for the conference here: https://dpregister.com/sreg/10186538/fb9ff440e2. Please note that registered participants will receive their dial-in number upon registration.

A live audio webcast can be accessed on the News and Events page of the Investors section of Journey Medical’s website, www.journeymedicalcorp.com, and will remain available for replay for approximately 30 days after the meeting.

About Journey Medical Corporation

Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical”) is a commercial-stage pharmaceutical company that primarily focuses on the selling and marketing of FDA-approved prescription pharmaceutical products for the treatment of dermatological conditions through its efficient sales and marketing model. The Company currently markets seven branded and two generic products that help treat and heal common skin conditions. The Journey Medical team comprises industry experts with extensive experience in developing and commercializing some of dermatology’s most successful prescription brands. Journey Medical is located in Scottsdale, Arizona and was founded by Fortress Biotech, Inc. (Nasdaq: FBIO). Journey Medical’s common stock is registered under the Securities Exchange Act of 1934, as amended, and it files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). For additional information about Journey Medical, visit www.journeymedicalcorp.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As used below and throughout this press release, the words “the Company”, “we”, “us” and “our” may refer to Journey Medical. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. The words “anticipate,” “believe,” “estimate,” “may,” “expect,” “will,” “could,” “project,” “intend,” “potential” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: the fact that our products and product candidates are subject to time and cost intensive regulation and clinical testing and as a result, may never be successfully developed or commercialized; a substantial portion of our sales derive from products that may become subject to third-party generic competition, the introduction of new competitor products, or an increase in market share of existing competitor products, any of which could have a significant adverse impact on our operating income; we operate in a heavily regulated industry, and we cannot predict the impact that any future legislation or administrative or executive action may have on our operations; our revenue is dependent mainly upon sales of our dermatology products and any setback relating to the sale of such products could impair our operating results; competition could limit our products’ commercial opportunity and profitability, including competition from manufacturers of generic versions of our products; the risk that our products do not achieve broad market acceptance, including by government and third-party payors; our reliance third parties for several aspects of our operations; our dependence on our ability to identify, develop, and acquire or in-license products and integrate them into our operations, at which we may be unsuccessful; the dependence of the success of our business, including our ability to finance our company and generate additional revenue, on the successful development and regulatory approval of the DFD-29 product candidate and any future product candidates that we may develop, in-license or acquire; clinical drug development is very expensive, time consuming, and uncertain and our clinical trials may fail to adequately demonstrate the safety and efficacy of our current or any future product candidates; our competitors could develop and commercialize products similar or identical to ours; risks related to the protection of our intellectual property and our potential inability to maintain sufficient patent protection for our technology and products; our business and operations would suffer in the event of computer system failures, cyber-attacks, or deficiencies in our or our third parties’ cybersecurity; the substantial doubt about our ability to continue as a going concern; the effects of major public health issues, epidemics or pandemics on our product revenues and any future clinical trials; our potential need to raise additional capital; Fortress controls a voting majority of our common stock, which could be detrimental to our other shareholders; as well as other risks described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2023, subsequent Reports on Form 10-Q, and our other filings we make with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact:

Jaclyn Jaffe

(781) 652-4500

ir@jmcderm.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com

JOURNEY MEDICAL CORPORATION

Unaudited Consolidated Balance Sheets

($ in thousands except for share and per share amounts)

	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$27,439	$32,003
Accounts receivable, net of reserves	15,222	28,208
Inventory	10,206	14,159
Prepaid expenses and other current assets	3,588	3,309
Total current assets	56,455	77,679

Intangible assets, net	20,287	27,197
Operating lease right-of-use asset, net	101	189
Other assets	6	95
Total assets	$76,849	$105,160

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$18,149	$36,570
Due to related party	195	413
Accrued expenses	20,350	19,388
Accrued interest	22	160
Income taxes payable	53	35
Line of credit	-	2,948
Deferred cash payment, net of discount	-	4,991
Installment payments – licenses, short-term	3,000	2,244
Operating lease liability, short-term	99	83
Total current liabilities	41,868	66,832

Term loan, net of discount	14,622	19,826
Installment payments – licenses, long-term	-	1,412
Operating lease liability, long-term	9	108
Total liabilities	56,499	88,178

Stockholders' equity
Common stock, $.0001 par value, 50,000,000 shares authorized, 13,323,952 and 11,765,700 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	1	1
Common stock - Class A, $.0001 par value, 50,000,000 shares authorized, 6,000,000 shares issued and outstanding as of December 31, 2023 and December 31, 2022	1	1
Additional paid-in capital	92,703	85,482
Accumulated deficit	(72,355)	(68,502)
Total stockholders' equity	20,350	16,982
Total liabilities and stockholders' equity	$76,849	$105,160

JOURNEY MEDICAL CORPORATION

Unaudited Consolidated Statements of Operations

($ in thousands except for share and per share amounts)

	Years Ended
	December 31,
	2023	2022
Revenue:
Product revenue, net	$59,662	$70,995
Other revenue	19,519	2,674
Total revenue	79,181	73,669

Operating expenses
Cost of goods sold – product revenue	26,660	30,775
Research and development	7,541	10,943
Selling, general and administrative	43,910	59,468
Loss on impairment of intangible assets	3,143	-
Total operating expenses	81,254	101,186
Loss from operations	(2,073)	(27,517)

Other expense (income)
Interest income	(322)	(60)
Interest expense	1,698	2,019
Foreign exchange transaction losses	183	89
Total other expense (income)	1,559	2,048
Loss before income taxes	(3,632)	(29,565)

Income tax expense	221	63
Net Loss	$(3,853)	$(29,628)

Net loss per common share:
Basic and diluted	$(0.21)	$(1.69)
Weighted average number of common shares:
Basic and diluted	18,232,422	17,531,274

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Use of Non-GAAP Measures:

In addition to the GAAP financial measures as presented in our Form 10-K that will be filed with the Securities and Exchange Commission (“SEC”), the Company has, in this press release, included certain non-GAAP measurements, including Adjusted EBITDA, Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted. We define Adjusted EBITDA as net income (loss) excluding interest, taxes and depreciation, less certain other non-cash and infrequent items not considered to be normal, recurring operating expenses, including, share-based compensation expense, amortization and impairments of acquired intangible assets, inventory step-ups from the purchases of intangibles assets and products, severance and foreign exchange transaction losses. In particular, we exclude the following matters for the reasons more fully described below:

•	Share-Based Compensation Expense: We exclude share-based compensation from our adjusted financial results because share-based compensation expense, which is non-cash, fluctuates from period to period based on factors that are not within our control, such as our stock price on the dates share-based grants are issued.

•	Non-core and Short-term Research and Development Expense: We exclude research and development costs incurred in connection with our DFD-29 product candidate, which is the only product in our portfolio not currently approved for marketing and sale, because we do not consider such costs to be normal, recurring operating expenses that are core to our long-term strategy. Instead, our long-term strategy is focused on the marketing and sale of our core FDA-approved dermatological products and the out licensing our intellectual property and related technologies.

•	Amortization and impairments of Acquired Intangible assets: We exclude the impact of certain amounts recorded in connection with the acquisitions of intangible assets that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. These amounts may include non-cash items such as the amortization impairments of acquired intangible assets and amortization of step-ups of acquisition accounting adjustments to inventories.

Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted are determined by dividing the resulting Adjusted EBITDA by the number of shares outstanding on an actual and fully diluted basis.

Management believes the use of these non-GAAP measures provide meaningful supplemental information regarding the Company’s performance because (i) it allows for greater transparency with respect to key measures used by management in its financial and operational decision-making, (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the Company’s core operating performance and (iii) it is used by institutional investors and the analyst community to help analyze the Company's results. However, Adjusted EBITDA, Adjusted EBITDA per share basic, Adjusted EBITDA per share diluted and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company’s competitors.

The table below provides a reconciliation from GAAP to non-GAAP measures:

JOURNEY MEDICAL CORPORATION

Reconciliation of GAAP to Non-GAAP Adjusted EBITDA

(Dollars in thousands except for share and per share amounts)

	Years Ended
	December 31,
	2023	2022
GAAP Net Loss	$(3,853)	$(29,628)

EBITDA:
Interest	1,376	1,959
Taxes	221	63
Depreciation	-	-
Amortization of acquired intangible assets	3,767	4,277
EBITDA	1,511	(23,329)

Non-GAAP Adjusted EBITDA:
Share-based compensation	2,606	4,425
Loss on impairment of intangible assets	3,143	-
Inventory step-up expense	-	635
Non-core & short-term R&D	7,433	10,870
Foreign exchange transaction losses	183	89
Severance	711	27
Non-GAAP Adjusted EBITDA	$15,587	$(7,283)

Net income (loss) & Non-GAAP Adjusted EBITDA per common share:
Basic
GAAP Net Income (Loss)	$(0.21)	$(1.69)
Non-GAAP Adjusted EBITDA	$0.85	$(0.42)
Diluted
GAAP Net Income (Loss)	$(0.21)	$(1.69)
Non-GAAP Adjusted EBITDA	$0.75	$(0.42)

Weighted average number of common shares:
GAAP - Basic and Diluted	18,232,422	17,531,274
Non-GAAP - Basic	18,232,422	17,531,274
Non-GAAP - Diluted	20,884,538	17,531,274